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                                                                   EXHIBIT 99.2

                  PROXY FOR ANNUAL MEETING ON AUGUST 14, 1996

HORIZON BANCORP, INC.                      THIS PROXY IS SOLICITED BY
P. O. BOX D                                MANAGEMENT AT THE DIRECTION OF
BECKLEY, WEST VIRGINIA 25802-2803          THE BOARD OF DIRECTORS OF
                                           HORIZON BANCORP, INC. AND MAY
                                           BE REVOKED PRIOR TO ITS EXERCISE

     KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Shareholder of Horizon Bancorp, Inc. ("Horizon"), Beckley, West Virginia, do hereby nominate, constitute and appoint Carolyn H. McCulloch and Rodney H. Pack or any one of them, as my true and lawful attorney with full power of substitution, for me and in my name, place and stead, to vote all the capital stock of said corporation standing in my name on its books at the close of business on ___________, 1996 at the Annual Meeting of Shareholders to be held August 14, 1996 at 4:00 p.m., Local Time, at The Greenbrier, White Sulphur Springs, West Virginia, or at any adjournment or adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:

1.       Election of Directors
________    FOR ALL NOMINEES LISTED BELOW
________    WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW
________    FOR ALL NOMINEES LISTED BELOW EXCEPT THOSE FOR WHOM I  CHOOSE
            TO WITHHOLD AUTHORITY TO VOTE AS INDICATED BELOW
            (INSTRUCTIONS: To withhold authority to vote for any
            individual nominee, write that name in the space provided.)
            _______________________________________________________________
            _______________________________________________________________

      John M. Alderson, IV          Robert L. Kosnoski             E. M. Payne III
      Phillip W. Cain               Thomas E. Lilly                R. T. Rogers
      W. H. File, III               Carolyn H. McCulloch           James E. Songer
      David W. Hambrick             Philip L. McLaughlin           Albert M. Tieche, Jr.
      Frank S. Harkins, Jr.         Harper W. Nelson               E. A. Tuckwiller, Jr
      Tracy W. Hylton, II           Rodney H. Pack                 Earl R. Turner


________  TO WITHHOLD POWER TO CUMULATE VOTES, CHECK HERE

2. A proposal to amend the Articles of Incorporation by increasing the authorized capital stock from $5,000,000 being 5,000,000 shares of the par value of $1.00 each, to $20,000,000 being 20,000,000 shares of the par value of $1.00 each.

         _____ FOR            _____ AGAINST          _____ ABSTAIN

3. A proposal to approve the appointment by the Board of Directors of Ernst & Young LLP as Independent Auditors for Horizon Bancorp, Inc. for the year 1996.

         _____ FOR            _____ AGAINST          _____ ABSTAIN

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4.       A proposal to approve and ratify the proposed merger of Twentieth
         Bancorp, Inc. ("Twentieth") with and into Horizon in accordance with the terms and conditions of the Plan of Merger and Reorganization by and between Twentieth and Horizon dated February 6, 1996.

         _____ FOR            _____ AGAINST          _____ ABSTAIN


5. Any other business which may properly be brought before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES, "FOR" THE CHARTER AMENDMENT, "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR HORIZON BANCORP, INC., AND "FOR" THE MERGER OF TWENTIETH BANCORP, INC. WITH AND INTO HORIZON BANCORP, INC. IF ANY SHARES ARE VOTED CUMULATIVELY FOR THE ELECTION OF DIRECTORS, THE PROXIES, UNLESS OTHERWISE DIRECTED, SHALL HAVE FULL DISCRETION AND AUTHORITY TO CUMULATE THEIR VOTES AND VOTE FOR LESS THAN ALL SUCH NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

THIS PROXY IS SOLICITED BY MANAGEMENT AT THE DIRECTION OF THE BOARD OF DIRECTORS OF HORIZON BANCORP, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                      Dated:  ________________________, 1996

                      Number of persons who will attend the Annual Meeting: ____


(Label with           ---------------------------------------------
name, address         (Signature of Shareholder)
and shares)
                      ---------------------------------------------
                      (Signature of Shareholder)

                      When signing as attorney, executor,
                      administrator, trustee or guardian,
                      please give full title.  If more
                      than one trustee, all should sign.
                      ALL JOINT OWNERS MUST SIGN.  If a
                      corporation, please sign full
                      corporate name by President or other
                      authorized officer.  If a
                      partnership, please sign partnership
                      name by authorized person.